UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2013

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-33653	31-0854434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2013, Fifth Third Bancorp (the “Company”) issued a press release announcing that Tayfun Tuzun, previously the Company’s treasurer, has been named executive vice president and chief financial officer, effective October 31, 2013. Mr. Tuzun succeeds Mr. Daniel T. Poston, who has been named the Company’s chief strategy and administrative officer. Mr. Poston had served as chief financial officer from September 2009 to October 30, 2013, and also served as the interim chief financial officer from May to November 2008.

Mr. Tuzun, 49, joined the Company in 2007. He has been senior vice president and treasurer of the Company since December 2011, and before that was senior vice president and assistant treasurer from September 2010 to December 2011, balance sheet manager from September 2009 to September 2010 and structured finance manager June 2007 to September 2009.

A copy of the above-referenced press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

As previously disclosed, the Securities and Exchange Commission (“SEC”) has been investigating the Company’s historical accounting and reporting with respect to certain commercial loans that were sold or reclassified as held-for-sale in the fourth quarter of 2008. At dispute in the matter is whether certain of those loans should have been moved to held for sale in the third quarter of that year. The Company is in discussions with the SEC staff concerning a proposed settlement of that investigation, pursuant to which the Company, without admitting or denying any factual allegations, would consent to the SEC’s issuance of an administrative order finding that the Company did not properly account for a portion of its commercial real estate loan portfolio in its form 10-Q for the third quarter of 2008 in violation of certain provisions of the securities laws, including Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934. The proposed settlement would also order the Company to cease and desist from committing or causing any such violations in the future and to pay a civil money penalty. Mr. Poston, the Company’s interim chief financial officer during the relevant time, is in separate settlement discussions with the SEC staff concerning a settlement pursuant to which Mr. Poston, without admitting or denying any factual allegations, would consent to similar findings and charges against him, a cease and desist order, a separate civil money penalty, and a one-year ban from practicing before the SEC. The proposed settlement is subject to approval by the Commissioners of the SEC. There can be no assurance that the Commissioners will approve a settlement on the terms described above.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release, dated November 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

November 5, 2013	By:	/s/ KEVIN T. KABAT
Kevin T. Kabat
Vice Chairman and Chief Executive Officer